UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2023

ELECTRAMECCANICA VEHICLES CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38612	98-1485035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Silver Drive Third Floor Burnaby, British Columbia, Canada	V5H 0H5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 428-7656

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	SOLO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On November 28, 2023, ElectraMeccanica Vehicles Corp. (“ElectraMeccanica”) announced that it has entered into a settlement agreement (the “Settlement Agreement”) by and among ElectraMeccanica, Tevva Motors Limited (“Tevva”), 1432952 B.C. Ltd. (“Holdco”), 1432957 B.C. Ltd. (“Parentco”) and Susan E. Docherty, ElectraMeccanica’s Chief Executive Officer and Interim Chief Operating Officer (collectively, the “Parties”), relating to the termination of that certain arrangement agreement (the “Arrangement Agreement”), dated August 14, 2023, by and among ElectraMeccanica, Tevva, Holdco and Parentco. Pursuant to the terms of the Settlement Agreement, the Parties have agreed to, among other things, the following: (i) Tevva will dismiss, with prejudice, its previously filed federal and state court complaints relating to the Arrangement Agreement and the transactions contemplated therein; (ii) ElectraMeccanica will forgive the approximately $6.1 million due from Tevva under the term loan facility (the “Working Capital Facility”) previously provided by ElectraMeccanica, and will enter into a release of the debenture securing Tevva’s obligations under the Working Capital Facility; (iii) a general release and waiver between ElectraMeccanica, Parentco, Holdco and Ms. Docherty, on the one hand, and Tevva on the other hand, in favor of the other party; and (iv) ElectraMeccanica will pay Tevva $380,000 in connection with the Settlement Agreement.

As previously disclosed in ElectraMeccanica’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, ElectraMeccanica had determined that the loan receivable advanced pursuant to the Working Capital Facility was fully impaired and recorded an impairment loss of $6 million in its condensed consolidated statement of operations and comprehensive loss for the third quarter of 2023.

On November 28, 2023, ElectraMeccanica issued a press release relating to the Settlement Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated November 28, 2023

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2023	ELECTRAMECCANICA VEHICLES CORP.

	By:	/s/ Michael Bridge
Michael Bridge
General Counsel and Corporate Secretary